Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER,

CHIEF FINANCIAL OFFICER AND CHIEF RISK AND ADMINISTRATIVE OFFICER

under Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

We, Paul H. Stebbins, the Chairman and Chief Executive Officer of World Fuel Services Corporation (the “Company”), Michael J. Kasbar, the President and Chief Operating Officer of the Company, Robert S. Tocci, Executive Vice-President and Chief Financial Officer of the Company and Francis X. Shea, Executive Vice-President and Chief Risk and Administrative Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge,

(i)	the Annual Report on Form 10-K of the Company, for the fiscal year ended December 31, 2005 (the “Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 16, 2006

/s/ Paul H. Stebbins
Paul H. Stebbins Chairman and Chief Executive Officer

/s/ Michael J. Kasbar
Michael J. Kasbar President and Chief Operating Officer

/s/ Robert S. Tocci
Robert S. Tocci Executive Vice-President and Chief Financial Officer

/s/ Francis X. Shea
Francis X. Shea Executive Vice-President and Chief Risk and Administrative Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT HAS BEEN PROVIDED TO

THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO

THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.